                                                                     EXHIBIT 99


               APPLIED INDUSTRIAL TECHNOLOGIES REPORTS RECORD YEAR
                          WITH 76% INCREASE IN EARNINGS

CLEVELAND, OHIO, AUGUST 9, 2005 - Applied Industrial Technologies (NYSE: AIT) today reported record sales and earnings for its fiscal 2005 ended June 30. Fiscal 2005 sales increased by 13.2% to $1,717,055,000 from $1,517,004,000 in fiscal 2004. Net income rose 75.8% to $55,339,000 versus $31,471,000 in the previous year. Earnings per share increased 68.2% to $1.80 compared to $1.07 last year.

Net sales for the fourth quarter increased by 11.9% to $453,320,000 from $405,094,000 in the comparable period a year ago. Net income for the quarter increased 46.7% to $15,983,000 compared to $10,895,000 last year. Fourth quarter earnings per share increased 40.5% to $0.52 per share from $0.37 per share last year. This was the company's eleventh consecutive quarter of year-over-year EPS increases of 25 percent or more.

(Note: all per-share amounts have been adjusted to reflect the 3-for-2 stock split paid December 17, 2004.)

Full-year 2005 earnings include a one-time non-operating gain (see footnote for details) of approximately $3.0 million, or $0.09 per share, compared to a non-operating gain of $1.6 million, or $0.05 per share, in fiscal 2004 from a tax settlement.

Commenting on results, Applied Chairman & Chief Executive Officer David L. Pugh said, "We are pleased with our fiscal 2005 results and the improvement we saw in our performance throughout the year. We were able to leverage excellent top-line growth into even larger increases in earnings. The economy remained strong and our management team continued to perform well in all fundamental areas of our business.

"Assets remain under good control. Our cash flow from operations has approximately doubled to over $81 million in 2005. Our cash balances have us well-positioned to pursue strategic growth opportunities as they are identified.

"Looking ahead, we expect earnings of $0.48 to $0.54 per share on sales of $442 million to $454 million in the first quarter of fiscal 2006. For fiscal 2006 as a whole, we expect earnings of $2.00 to $2.10 per share on sales of $1.84 billion to $1.87 billion.

During 2005, the company purchased 607,000 shares of its common stock for $14.6 million. At June 30, 2005, the company had remaining authorization to repurchase more than 831,000 additional shares.

Applied will host its fourth quarter conference call at 4 p.m. today, Aug. 9, 2005. To join the call, dial 1-800-289-0493. The call will be conducted by Chairman & CEO David L. Pugh, President & COO Bill L. Purser and CFO Mark O. Eisele. A live audio webcast can be accessed online at http://www.Applied.com. A replay of the teleconference will be available Aug. 9 through Aug. 23 by dialing 1-888-203-1112, passcode 2418084.

With more than 435 facilities and 4,441 employee-associates across North America, Applied Industrial Technologies is an industrial distributor that offers more than 2 million parts critical to the operations of MRO and OEM customers in virtually every industry. In addition, Applied provides engineering, design and systems integration for industrial and fluid power applications, as well as customized mechanical, fabricated rubber and fluid power shop services. For its fiscal year ended June 30, 2005, Applied posted sales of $1.72 billion. Applied can be visited on the Internet at http://www.applied.com.

This press release contains statements that are forward-looking, as that term is defined by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are often identified by qualifiers such as "expect" and similar expressions. Applied intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including trends in the industrial sector of the economy, and other risk factors identified in Applied's most recent periodic report and other filings made with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Applied assumes no obligation to update publicly or revise any forward-looking statements, whether due to new information, or events, or otherwise.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                       (Thousands, except per share data)
-------------------------------------------------------------------------------

                                                                       Three Months Ended                 Year Ended
                                                                            June 30                          June 30
                                                                   -------------------------------------------------------------
                                                                      2005           2004             2005              2004

NET SALES                                                          $ 453,320       $ 405,094       $ 1,717,055       $ 1,517,004
Cost of sales                                                        331,234         296,017         1,262,206         1,114,861
--------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                         122,086         109,077           454,849           402,143

Selling, distribution and administrative                              96,924          90,755           366,881           350,695
--------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                      25,162          18,322            87,968            51,448

Interest expense, net                                                    882           1,289             4,730             5,409

Other (income) expense, net                                             (303)            (32)           (3,101)             (432)
--------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                            24,583          17,065            86,339            46,471

INCOME TAXES                                                           8,600           6,170            31,000            15,000
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                         $  15,983       $  10,895       $    55,339       $    31,471
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME PER SHARE - BASIC                                       $    0.53       $    0.38       $      1.87       $      1.09
================================================================================================================================
NET INCOME PER SHARE - DILUTED                                     $    0.52       $    0.37       $      1.80       $      1.07
================================================================================================================================
AVERAGE SHARES OUTSTANDING - BASIC                                    29,947          28,983            29,654            28,857
================================================================================================================================
AVERAGE SHARES OUTSTANDING - DILUTED                                  30,959          29,753            30,727            29,537
================================================================================================================================

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1) Cost of sales for interim financial statements is computed using estimated gross profit percentages which are adjusted throughout the year based upon available information. Adjustments to actual cost are primarily made based on periodic physical inventories and the effect of year-end inventory quantities on LIFO costs. Fourth quarter adjustments in 2005 and 2004 increased gross profit by $1,612 and $3,283, net income by $981 and $2,131 and net income per share by $0.03 and $0.07 respectively. While there were no LIFO layer liquidations for the year ended June 30, 2005, reductions in year-end inventories during the fiscal year ended June 30, 2004 resulted in liquidations of LIFO inventory quantities carried at lower costs prevailing in prior years. The effect of these liquidations for the year ended June 30, 2004 increased gross profit by $672, net income by $420, and net income per share by $0.01.

(2) Other (income) expense, net for the year ended June 30, 2005 includes a non-recurring gain of approximately $3,000 related to the proceeds from life insurance policies

(3) All share and per share data have been restated to reflect a 3-for-2 stock split effective December 17, 2004.

(4) During the year ended June 30, 2004, the Company recorded non-recurring tax benefits primarily from a settlement with the Internal Revenue Service related to audits of our 1997 and 1998 tax returns and the acceptance by the IRS of tax refund claims for 1999, 2000, and 2001. The settlement added $1,600, or $0.05 per share, to earnings for the June 30, 2004 year end.

(5) Certain reclassifications have been made to prior year amounts to be consistent with the presentation in the current year.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in Thousands)

================================================================================================================================
                                                                                                 June 30,              June 30,
                                                                                                   2005                  2004
                                                                                               ---------------------------------
ASSETS
  Cash                                                                                          $  127,136            $   69,667
  Accounts receivable, net of allowances of $6,500 and $6,400                                      202,226               189,793
  Inventories                                                                                      175,533               159,594
  Other current assets                                                                              22,606                18,297
--------------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                        527,501               437,351
  Property - net                                                                                    71,441                77,025
  Goodwill                                                                                          51,083                49,852
  Other assets                                                                                      40,145                32,613
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                    $  690,170            $  596,841
================================================================================================================================

LIABILITIES
  Accounts payable                                                                              $   99,047            $   76,537

  Other current liabilities                                                                         82,648                74,792
--------------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                                   181,695               151,329
  Long-term debt                                                                                    76,977                77,767
  Other liabilities                                                                                 38,211                28,210
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                  296,883               257,306
--------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY                                                                               393,287               339,535
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                      $  690,170            $  596,841
================================================================================================================================

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                             (Amounts in Thousands)


                                                                                                       Year Ended June 30
                                                                                               ----------------------------------
                                                                                                   2005                  2004
---------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS:
  Net income                                                                                    $   55,339            $   31,471
  Items not requiring cash:
    Depreciation                                                                                    13,832                14,381
    Amortization                                                                                     3,429                 2,483
    Other                                                                                            8,716                 5,706
  (Gain) loss on sale of property                                                                   (1,427)                   13
  Cash effect of changes in working capital                                                          1,145               (13,191)
---------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED FROM OPERATIONS                                                                       81,034                40,863
---------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Property purchases                                                                                (9,208)              (14,383)
  Proceeds from property sales                                                                       4,020                 1,374
  Acquisition of businesses, less cash acquired                                                     (5,914)               (1,285)
  Deposits and other                                                                                (1,437)               (1,575)
---------------------------------------------------------------------------------------------------------------------------------
CASH USED IN INVESTING ACTIVITIES                                                                  (12,539)              (15,869)
---------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Borrowings and repayment of notes payable - net                                                                         (2,850)
  Purchase of common stock for treasury                                                            (14,596)               (6,336)
  Cash dividends paid                                                                              (12,740)               (9,273)
  Exercise of stock options                                                                         15,590                 8,336
---------------------------------------------------------------------------------------------------------------------------------
CASH USED BY FINANCING ACTIVITIES                                                                  (11,746)              (10,123)
---------------------------------------------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                                720                  (283)
---------------------------------------------------------------------------------------------------------------------------------
INCREASE IN CASH                                                                                $   57,469            $   14,588
=================================================================================================================================